EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Plan and Employee Stock Purchase Plan of Geoworks Corporation and therein of our report dated April 18, 2001 (except for Note 13, as to which the date is June 12, 2001), with respect to the consolidated financial statements of Geoworks Corporation included in its Annual Report on From 10-K for the year ended March 31, 2001, filed with the Securities and Exchange Commission.



San Francisco, California                         /s/  Ernst & Young LLP.
October 31, 2001
















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